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Exhibit 5.1

March 21, 2017

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

RE:
Offering of 13,385,949 shares of Common Stock of SM Energy Company pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to SM Energy Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 filed on the date hereof (the "Registration Statement"). The Registration Statement relates to the sale of up to 13,385,949 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") by the selling stockholders to be named in a prospectus supplement to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") in the future. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

        As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the "DGCL"), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to:

  1.
  the Registration Statement, the Prospectus, and the Prospectus Supplement;

  2.
  the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on November 17, 1992, as amended by the Certificate of Amendment filed June 22, 1998, the Certificate of Amendment filed May 31, 2001, the Certificate of Amendment filed May 26, 2005, and the Certificate of Amendment filed June 1, 2010, and certified by the Secretary of State of the State of Delaware;

  3.
  the Amended and Restated By-Laws of the Company, effective as of December 15, 2015, certified by the Secretary of the Company as being in full force and effect from that date until February 21, 2017;

  4.
  the Amended and Restated By-Laws of the Company, effective as of February 21, 2017, certified by the Secretary of the Company as being in full force and effect from that date until and on the date hereof; and

  5.
  corporate records of the Company, as furnished and certified to us by the Company, including copies of resolutions duly adopted by the Board of Directors of the Company (the "Board"), dated October 12, 2016.

        In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies, (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity, (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed, (vii) that the Registration Statement and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein, (viii) the accuracy, completeness and authenticity of certificates of public officials, (ix) the prospectus supplement identifying the selling stockholders will have been filed with the Commission, (x) the prospectus in the Registration Statement and the prospectus supplement identifying the selling stockholders will have been delivered to the purchaser of the Common Stock as required in accordance with applicable law. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In connection with the opinions hereinafter expressed, we have assumed that the Common Stock will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the Underwriting Agreement.

        Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Common Stock is validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited in all respects to the DGCL and the federal laws of the United States of America, as in effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction.

        We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement, to the filing of this opinion letter as an exhibit to the Company's Current Report on Form 8-K dated the date hereof and to the incorporation by reference of this opinion letter into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Holland & Hart LLP

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  Exhibit 5.1